Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 3, 2016, with respect to the financial statements of Dat Chat, Inc. contained in the Regulation Offering Statement of Dat Chat, Inc. on Form 1-A.

We hereby consent to the use of the aforementioned report, dated August 3, 2016, on our audit of the financial statements of Dat Chat, Inc., which is contained in the Amended Regulation Offering Statement.

D. Brooks and Associates CPA’s, P.A. West Palm Beach, FL December 7, 2016